UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2025

Date of Report (Date of earliest event reported)

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL	33308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 315-9381

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	KOYNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KOYN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	KOYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on August 28, 2025, CSLM Digital Asset Acquisition Corp III, Ltd (the “Company”) consummated its initial public offering (the “IPO”), which consisted of 23,000,000 units (the “Units”), including 3,000,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value (“Class A Ordinary Share”) and one-half of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share (subject to adjustment). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 891,250 units (the “Private Units”) to CSLM Acquisition Sponsor II, Ltd (the “Sponsor”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”), at a price of $10.00 per Private Unit, generating total proceeds of $8,912,500. Each Private Unit consists of one Class A Ordinary Share and one-half of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share (subject to adjustment). Of those 891,250 Private Units, the Sponsor purchased 575,000 Private Units and CCM purchased 316,250 Private Units. The Private Units are identical to the Units, except that, subject to certain exceptions, the Private Units will not be transferable, assignable or salable until 30 days after the completion of the Company’s initial business combination.

As of August 28, 2025, a total of $230,000,000, consisting of the net proceeds received by the Company after deduction for commissions from the IPO and a portion of the proceeds from the Private Placement, which amount included up to $9,200,000 in deferred underwriting commissions (based on the percentage of funds remaining in the trust account after redemptions of public shares in accordance with the Underwriting Agreement between the Company and CCM), was deposited in a trust account established for the benefit of the Company’s public shareholders, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to (i) pay any income, franchise or excise taxes, payable by the Company, and (ii) pay up to $100,000 for dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination within the required time period; (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete an initial business combination within the required time period or (B) with respect to any other provision relating to our pre-business combination activity and related shareholders’ rights; and (3) the Company’s redemption of 100% of the outstanding public shares if the Company has not completed an initial business combination within 24 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of August 28, 2025, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet of CSLM Digital Asset Acquisition Corp III, Ltd as of August 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2025

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Chief Financial Officer

2